CORRECTED VERSION
                            AMERINET GROUP.COM, INC.
                  2001 OFFICERS' & DIRECTORS' STOCK OPTION PLAN
                         EFFECTIVE AS OF JANUARY 1, 2001

STATE OF FLORIDA  }
COUNTY OF MARION  } SS.:

         Pursuant to a duly adopted resolution of its Board of Directors, ratified by its stockholders at the annual meeting of stockholders held on December 21, 2000, at Ocala, Florida, both currently in effect, and as authorized by the certificate of incorporation, bylaws and all applicable federal and state laws, AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Corporation"), intending to be legally bound, hereby establishes and publishes an incentive compensation plan to be known as the "AmeriNet Group.com, Inc. 2001 Officers' & Directors' Stock Option Plan" (hereinafter referred to as the "Plan"), as follows:

                                   WITNESSETH:

                                   ARTICLE ONE
                                  INTRODUCTION

I. Pursuant to the provisions, conditions and requirements set forth below, this Plan hereby authorizes the grant of Non-Qualified Stock Options and Incentive Stock Options, as such terms are defined in the Code and the rules and regulations promulgated thereunder.

II.      This Plan shall become effective on January 1, 2001.

III. The purpose of this Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders by providing incentives for outstanding performance.

IV. This Plan is further intended to assist the Corporation in its ability to recruit and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of the Corporation's operations is largely dependent and to align their personal interests with those of the Corporation and its stockholders.


                                   ARTICLE TWO
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall be defined as set forth below unless the context clearly indicates otherwise:

I. "Award Indenture" shall mean the written instrument executed by an appropriate officer of the Corporation, pursuant to which a Plan Award is memorialized.

II.      A.   "Board of  Directors"  shall mean the Board of  Directors  of the
               Corporation.

         B. "Committee" shall mean the group responsible for administration of the Plan and awarding the Options.

III. "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person, directly or indirectly is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), of securities of the Corporation representing 40% of more of the combined voting power of the Corporation's then outstanding securities, except:



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         A.    A trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation;

         B. A corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation;

         C.    The Corporation or any subsidiary of the Corporation; or

         D. A Participant together with all Affiliates and Associates of the Participant, but only with respect to the Option(s) held by the Participant who, together with his or her Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of such securities.

IV.      "Commission"  shall mean the United  States  Securities  and  Exchange
          Commission.

V.       A.   "Code" shall mean the Internal  Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         B.   "Service" shall mean the United States Internal Revenue Service.

VI. "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation, or any contraction or subdivision thereof.

VII.     Reserved.

VIII. "Corporation" shall mean AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under
          Section 12(g) of the Exchange Act.

IX. "Disability" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.

X. "Employee" shall mean a common-law employee of the Corporation or of any Parent or Subsidiary.

XI.      A.   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         B. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

XII. "Executive" means an employee of the Corporation or of any Parent or Subsidiary whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

XIII.    A.    "Fair  Market  Value"  of the  Corporation's  Common  Stock  on a
               Trading  Day shall mean the last  reported  sale price for Common
               Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case as reported to the principal national securities exchange on which the Common
               Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported to the National Association of Securities Dealers, Inc., a Delaware corporation registered as a self regulatory organization by the Commission (the "NASD"), through its NASDAQ Stock Market, Inc., subsidiary's Automated
               Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished to the over the counter electronic bulletin board systems operated


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                  by the NASD (the "OTC Bulletin  Board") or the National  Daily
                  Quotation System, Inc. (the "Electronic Pink Sheets"); and if no such quotations are available, the last available pricing information provided by members of the NAD who make a market in the Common Stock selected from time to time by the Corporation for that purpose.

         B. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock.

         C. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

         D. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

XIV.     "Good Cause" shall mean:

         A. A Participant's willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Corporation or for any Parent or Subsidiary;

         B. A Participant's intentional or habitual neglect of his or her duties for the Corporation or for any Parent or Subsidiary;

         C. A Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary or commission of a crime; or

         D. The direct or indirect breach by the Participant of the terms of a related employment or consulting contract with the Corporation or any Parent or Subsidiary.

XV. "Incentive Stock Option" shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code, or any successor provisions thereto.

XVI.     A.    Inside Directors shall mean members of the Corporation's board of directors who also serve as officers, employees or consultants of the Corporation, who hold more than 10% of the Corporation's capital stock or who are related by marriage or consanguinity to any of the foregoing within two levels (i.e., parents, siblings, spouses and their children or parents).

         B. "Outside Directors" shall mean all members of the Board of Directors of the Corporation who are classified as "outside directors" under Section 162(m) of the Code.

XVII.     "NASD"  shall mean the National  Association  of  Securities  Dealers,
          Inc.,  a  Delaware   corporation   registered  as  a  self  regulatory
          organization by the Commission, and its controlled subsidiaries.

XVIII. "Non-Qualified Option" shall mean a stock option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

XIX. "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Article Six hereof, as such terms are defined in the Code and the rules and regulations promulgated thereunder.

XX. "Option Holder" shall mean a Participant who is granted an Option under the terms of this Plan.

XXI.      "Parent"  shall  mean  a  corporation  that   substantially  owns  the
          Corporation within the meaning of Section 424(e) of the Code.

XXII. "Participant" shall mean any Officer or Director of the Corporation or former Officer or Director of the Corporation who received rights under this Plan while serving as an Officer or Director of the Corporation, participating under this Plan, excluding any person who holds such office as a result of obligations imposed on the Corporation pursuant to the terms of an agreement that permits a person to designate nominees for election to the Corporation's Board of Directors (e.g., pursuant to the terms of an acquisition agreement).

XXIII.   "Plan  Award"  shall mean an Option  granted  pursuant to the terms of this Plan.

XXIV. "Restricted Stock" shall mean securities that are not registered with the Commission and consequently can not be resold unless they are so registered or an exemption from registration is available.

XXV. "Stock Appreciation Rights" shall mean the right to receive a payment in cash or stock based on the difference between a specified amount per share of stock (the market value on the grant date) and the market price per share at some future date.

XXVI. "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.


                                  ARTICLE THREE
                                 ADMINISTRATION

I.       A.       This Plan shall be administered by the Committee.

         B. Subject to the provisions of this Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of this Plan.

II. A majority of the Committee shall constitute a quorum, and, subject to the provisions of this Article, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

III. The Committee shall be comprised of Outside Directors of the Corporation that meet the definition of "Non-Employee Directors" contained in Rule 16b-3(b)(3) promulgated under the Exchange Act and who are appointed by the Board of Directors to serve as the Committee; provided that the Committee must always be comprised of not less than two members and that if not specifically appointed, it shall be comprised of all of the then serving qualifying Outside Directors.

IV.      A.       Members  of  the  Corporation's  Board of Directors during the calendar  year  starting  on  January  1,  2001 and  ending on
                  December 31, 2001 who are not provided other  compensation  by the  Corporation's  Subsidiaries  and who are not  serving  as designees  of other  persons  (e.g.,  pursuant to the terms of
                  acquisition  agreements),   shall  be  compensated  for  their
                  services during the period starting on January 1, 2001 and ending on December 31, 2001 pursuant to this Plan, as follows:

                  1.       a.       For  basic  service   as  a   member  of the
                                    Corporation's   Board  of  Directors,   each
                                    qualifying member of the Corporation's Board of Directors shall be granted an Option to purchase 15,000 shares of the Corporation's common stock during the twelve month period commencing on January 1, 2001 and ending on December 31, 2002, at an exercise price based on the last reported transaction price for the

                                    Corporation's common stock reported on the OTC Bulletin Board on December 22, 2000, the first business day following the 2000 annual meeting of the Corporation's stockholders.

                           b. The Options will vest as to 1,000 shares of the underlying common stock per month, with all unvested Options vesting on December 31, 2001, provided that the Participant has materially complied with all of his or her obligations under the separate director service agreements each Participant will be required to enter into with the Corporation as a condition to participation in this Plan.



                  2.       For service on a permanent committee,  the
                           Option will be increased by an additional 10,000 shares which will vest at the rate of 800 shares per month, with all unvested Options vesting on December 31, 2001, provided that the Participant has materially complied with all of his or her obligations under the separate director service agreements each Participant will be required to enter into with the Corporation as a condition to participation in this Plan; and



                  3. For service as the chair of the audit or executive committee, the Option will be increased by an additional 5,000 shares which will vest at the rate of 400 shares per month, with all unvested Options vesting on December 31, 2001, provided that the Participant has materially complied with all of his or her obligations under the separate director service agreements each Participant will be required to enter into with the Corporation as a condition to participation in this Plan.

         B.       All of the  foregoing  Options will require that the recipient comply on a timely basis with all personal reporting obligations to the Commission pertaining to his or her role with the Corporation and that the recipient serve in the designated position providing all of the services required thereby prudently and in good faith until December 31, 2001 (unless such person was not elected to such position by the Corporation's stockholders despite a willingness and ability to serve).

V. The Committee, shall administer this Plan so as to comply at all times with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business.

VI. All interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties.

VII. The authority of the Committee shall include, without limitation, the following:

         A.       Financing.

                  The arrangement of temporary financing for an Option Holder by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting an Option Holder in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

         B.       Procedures for Exercise of Option.

                  The establishment of procedures for an Option Holder to:

                  1.       Exercise an Option by payment of cash;

                  2. Have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market
                           Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Stock to be acquired;

                  3. Exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of theCode, to permit the Option Holder to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Option Holder can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares; and

                  4.       Engage in any other form of "cashless" exercise.

         C.       Withholding.

                  The establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

IX.      Administrative Procedures.

         A. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under this Plan.

         B.       All actions and decisions of the Committee shall be final.

X.       Assignment or Transfer.

         A. No grant or award of any Plan Award (other than a Non-Qualified Option) or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a domestic relations order.

         B. During the lifetime of a Participant, Incentive Stock Options granted hereunder shall be exercisable only by the Participant

XI.      Investment Representation.

         In the case of Plan Awards paid in shares of Common Stock or other securities, or, with respect to shares of Common Stock received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act and any applicable provisions of state laws, to deliver such securities in compliance with the provisions of the Securities Act and any applicable provisions of state laws, or of the provisions of any exemptions from such requirements.

XII.     Withholding Taxes.

         A. The Corporation shall have the right to deduct from all cash payments owed to a Participant for any reason, any federal, state, local or foreign taxes required by law to be withheld with respect to any Plan Awards.

         B. In the case of the issuance or distribution of Common Stock or other securities hereunder, either directly or upon the exercise of or payment upon any Plan Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes.

         C. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under Article Three hereof.

XIII.    Costs and Expenses.

         The costs and expenses of administering this Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

XIV.     Funding of Plan.

         A.       This Plan shall be unfunded.

         B. The Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under this Plan

         C. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder.

         D.       The   interests  of each  Participant  and former  Participant
                  hereunder are unsecured and shall be subject to the general creditors of the Corporation.

XV.      Other Incentive Plans.

         The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees, or the grant of any benefits or compensation, including, without limitation, securities of the Corporation, under any employment, consulting or acquisition agreements.

XVI.     Payments Due Missing Persons.

         A. The Corporation shall make a reasonable effort to locate all persons entitled to benefits under this Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under this Plan shall stand suspended.

         B. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that their rights under this Plan shall be suspended.

         C. Subject to all applicable state escheat laws, any such suspended amounts shall be held by the Corporation for a period of one additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

XVII.    Incapacity.

         If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

XVIII.   Evidence of Award.

         Each Plan Award may be evidenced by a signed  written  instrument  (the
         "Award  Indentures")   between  the  Corporation  and  the  Participant
         containing the terms and conditions of the award.

XIX.     Publication & Availability of Plan.

         A. A current copy of this Plan and any interpretative and legal materials deemed appropriate by the Committee shall be made generally available to the potential Award recipients who, as a condition to the delivery of an Award Indenture, must represent that they have had access to such materials and have fully reviewed them.

         B. The foregoing availability requirements will be met if the subject materials are maintained on the Corporation's Internet website and are accessible there to potential Award recipients either generally or through use of a password actually provided to them.

         C. In the event the required materials are not maintained on the Corporation's Internet website, then they must be made available in hard copy to potential Award recipients prior to delivery of an Award Indenture.


                                  ARTICLE FOUR
                       MAXIMUM SHARES AUTHORIZED FOR PLAN

I. Subject to the adjustments provided in Article Seven of this Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under this Plan shall be 1,000,000 shares.

II. Shares of Common Stock underlying awards of securities (derivative or not) and shares of Common Stock awarded hereunder (whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Plan Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited.

III. Common Stock granted to satisfy Plan Awards under this Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

IV. Notwithstanding the foregoing, the Corporation's transfer agent and its general counsel shall:

         A. Retain a copy of this Plan, and any amendments or supplements thereof, in its records of the Corporation's affairs;

         B.       Be   provided  with  and  retain  copies  of  all  instruments
                  effecting Plan Awards;

         C.       Assure  that  shares  adequate  to  meet  the    Corporation's
                  obligations under the Plan are reserved for issuance in compliance therewith;

         D.       Immediately  notify  the  Corporation  and  any   Participants
                  affected in the event that shares adequate to meet the Corporation's obligations under the Plan are not authorized;

         E. Assure that, in conjunction with the issuance or transfer of any securities under the Plan, the holder complies with all reporting and registration requirements imposed under the Securities Act, the Exchange Act, comparable provisions of applicable state laws, policies of the Corporation implemented to assure compliance with all such laws and the regulations and rules promulgated thereunder, or the legally available exemptions therefrom.


                                  ARTICLE FIVE
                                   ELIGIBILITY

I. Officers and Directors of the Corporation who are not provided other compensation by the Corporation's Subsidiaries and who are not serving as designees of other persons (e.g., pursuant to the terms of acquisition agreements), shall be eligible to participate in this Plan; provided that only Officers and Directors who are also Employees may be warded Incentive Stock Options.

II. Eligibility for participation under the Plan shall expire on the earlier of any date required under applicable laws or the ninetieth day following the end of the participants association with the Corporation and its Subsidiaries.


                                   ARTICLE SIX
                                     AWARDS

I. The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options.

II. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also a common law employee.

III. The terms and conditions of the Options shall, except as herein specifically set forth to the contrary, be as determined from time to time by the Committee; provided, however, that the Options granted under this Plan shall be subject to the following:

         A.       Exercise Price.

                  1. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of Common Stock purchasable under any Incentive Stock Option granted hereunder shall be such amount as the Committee shall in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent

                           (10%)of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted.

                  2. The exercise price will be subject to adjustment in accordance with the provisions of Article Seven of this Plan.

         B.       Payment of Exercise Price.

                  1. The price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised.

                  2. Such price shall be payable in cash or pursuant to any of the methods set forth in Article Three VII-B hereof.

                  3. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

         C.       Exercisability of Options.

                  1. Except as provided in Article Five with reference to eligibility and Article Six III-E hereof with reference to termination of relationship, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options.

                  2. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

         D.       Expiration of Incentive Stock Options.

                  No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

         E.       Exercise Upon Option Holder's Termination of Employment.

                  1. If the employment of an Option Holder by the Corporation or by any Parent or Subsidiary is terminated for any reason other than death, any Incentive Stock Option granted to such Option Holder may not be exercised later than three months (one year in the case of termination due to Disability) after the date of such termination of employment.

                  2.       a.       For purposes  of  determining  whether   any
                                    Option Holder has incurred a termination  of
                                    employment  an  Option Holder who is both an
                                    employee and a director of  the  Corporation
                                    and/or  any  Parent  or   Subsidiary   shall
                                    (with respect to any  Non-Qualified   Option
                                    that may  have  been  granted   to  him)  be
                                    considered to have
                                    incurred a termination of employment only upon his or her termination of service both as an employee and as a director.

                           b. If an Option Holder's employment is terminated by the Corporation or by any Parent or Subsidiary for Good Cause or if an Option Holder voluntarily terminates his or her employment other than for Disability with the Corporation or with any Parent or Subsidiary without the written consent of the Committee, regardless of whether such Option Holder continues to serve as a director of the Corporation or of any Parent or Subsidiary, then the Option Holder shall, at the time of such termination of employment, forfeit his or her rights to exercise any and all of the outstanding Option(s) theretofore granted to him.

                           c.       The   reduction  in  the  ownership  of  any
                                    Subsidiary  by  the  Corporation  below  one
                                    share  more  than  50%  shall  be  deemed  a
                                    termination  of the employment of all Option
                                    holders  whose   determination  of  required
                                    status  under  this  Plan is  predicated  on
                                    their   status  in   connection   with  such
                                    Subsidiary.

         F.       Maximum Amount of Incentive Stock Options.

                  1. Each Plan Award under which Incentive Stock Options are granted shall provide that to the extent the aggregate of the Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and the fair market values (determined as of the date(s) of grant of the option(s) of all other shares of Common Stock subject to incentive stock options granted to an Option Holder by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options.

                  2. The terms of the immediately preceding sentence shall be applied by taking all options, whether or not granted under this Plan, into account in the order in which they are granted.


                                 ARTICLE SEVEN
                                   ADJUSTMENTS

I.       Recapitalization, etc.

         A. In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, they shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

         B.       Notwithstanding the foregoing:

                  1. Each adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, or any successor section thereof; and

                  2. In no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an Incentive Stock Option for purposes of Section 422 of the Code or any successor thereof.

II.      Merger, Consolidation or Change in Control of Corporation.

         A. Upon the occurrence of any of the events set forth in the immediately following subsections, the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such event to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s) and all restrictions regarding transferability and forfeiture on shares of Restricted Stock shall be removed immediately prior to the effective date of such event; provided that any conditions precedent to the exercise of such Option(s), other than the passage of time, have occurred.

         B. The predicate events referred to in the immediately preceding subsection are:

                  1. The merger or consolidation of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for the continuance of the Options, Stock Appreciation Rights and shares of Restricted Stock granted hereunder or the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation;

                  2. The dissolution, liquidation, or sale of all or substantially all the assets of the Corporation to a person unrelated to the Corporation or to a direct or indirect owner of a majority of the voting power of the Corporation's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale"); or

                  3.       The Change in Control of the Corporation;

         C. The Corporation, to the extent practicable, shall give advance notice to affected Option Holders of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation.

         D. All Options subject to the provisions of this Article Seven II, other than in the case of a Change in Control of the Corporation, which are not exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or Asset Sale.


                                  ARTICLE EIGHT
                        AMENDMENT OR TERMINATION OF PLAN

I. The Board of Directors of the Corporation shall have the right to amend, suspend or terminate this Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Incentive Stock Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of this Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders within 12 months of the effective date of such amendment.

II. The Board of Directors of the Corporation shall also be authorized to amend this Plan and the Options granted thereunder to maintain qualification as "incentive stock options" within the meaning of
         Section 422 of the Code, or any successor provisions, if applicable.

III. Except as otherwise provided herein, no amendment, suspension or termination of this Plan shall alter or impair any Plan Awards previously granted under this Plan without the consent of the holder thereof, except as required to comply with applicable conditions or requirements of the Code, the Securities Act, the Exchange Act or any other applicable law of the United States, or of any states in which a Participant is domiciled or under which the Corporation is subject to in personam jurisdiction and regulation.

IV. This Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date this Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by the Board of Directors.

V.       No Plan Awards may be  granted  under  this  Plan   subsequent   to the
         termination of this Plan.


                                  ARTICLE NINE
                         LIABILITY & DISPUTE RESOLUTION

I.       Liability and Indemnification.

         A. Neither the Corporation nor any Parent or Subsidiary shall be responsible

                  1. For any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan.

                  2. For any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

         B. 1. Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them or their willful breach of the terms of this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission.

                  2. Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

II.      Applicable Law & Venue.

         A. All questions pertaining to the validity, construction and administration of this Plan shall be determined in accordance with the laws of the State of Delaware, exclusive of any choice of law provisions thereof which would result in the application of substantive laws other than those of the State of Delaware.

         B. Venue for any proceeding arising hereunder, whether in law, equity, administration or alternate dispute resolution, shall, to the extent legally permissible, lie exclusively in Broward County, Florida.

III.     Limitations on Dispute Resolution.

         A. If there is any dispute hereunder which cannot be resolved by the parties (a "Disputed Item"), any party with requisite standing may seek a resolution solely by arbitration by applying for an arbitrator to be appointed by the American Arbitration Association in accordance with the rules and regulations of that association, except as specifically modified hereby.

         B. In the event arbitration is requested, both Parties must proceed as quickly as possible to arbitration and accept the results of same as final and binding.

         C. The losing Party in the arbitration shall pay all of the costs of the arbitration.

         D. In the event that the results of the arbitration cannot be said to result in a winning Party and a losing Party, the arbitrator shall decide how the costs and expenses of the arbitration shall be borne by the Parties.

         E. Any judgment upon the award rendered by the arbitrator may be enforced in the Circuit Court sitting in and for Broward County, Florida.

IV.      Jurisdiction.

         By acceptance of a Plan Award, a recipient will be deemed to have irrevocably:

         A. Submitted to the jurisdiction of any state or federal court or private dispute resolution tribunal sitting in Broward County, Florida, in any action or proceeding arising out of or relating to this Plan and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court or tribunal.

         B. Agreed not to bring any action or proceeding arising out of or relating to this Plan in any other court or tribunal.

         C. Waived any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.


                                   ARTICLE TEN
                            MISCELLANEOUS PROVISIONS

I.       Interpretation.

         A.       The words "include," "includes"  and   "including"  when  used
                  herein shall be deemed in each case to  be  followed  by   the
                  words "without limitation."

         B.       The headings contained in this Plan are for reference purposes
                  only and  shall   not  affect  in  any  way  the   meaning  or
                  interpretation of this Plan.

         C. The captions in this Plan are for convenience and reference only and in no way define, describe, extend or limit the scope of this Plan or the intent of any provisions hereof.

         D. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

         E. Each exhibit and schedule referenced in this Plan, if any, shall be annexed hereto and shall be considered a part hereof as if set forth in the body hereof in full.

II.      Severability.

         A. Whenever legally possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Plan will be interpreted, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         B. Where a provision of this Plan is held to be legally unenforceable, by acceptance of a Plan Award, a recipient shall be deemed to have irrevocably agreed to authorize a tribunal of competent jurisdiction, acting at the request of the Corporation, to substitute in its place the legally enforceable provision most closely effecting the intent of the provision that was found to be unenforceable.

III.     Notices.

         A. Each notice relating to this Plan s hall be in writing and delivered in person or by certified mail to th proper address.

         B. All notices to the Corporation or the Committee shall be addressed to it at the Corporation's address last set forth in a document filed by the Corporation with the Commission and posted on the Commission's Internet web site at www.sec.gov, in conjunction with the Commission's current electronic data gathering and retrieval system ("EDGAR"), or any successors thereto.

         C. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

III.     Expenses.

         Except as otherwise provided in this Plan, each recipient of a Plan Award shall be responsible for payment of all resulting sales and other transfer taxes, if any.

IV.      No Third-Party Beneficiaries.

         Neither this Plan nor any provision hereof, nor any document or instrument executed or delivered pursuant to this Plan, shall be deemed to create any right in favor of or impose any obligation upon any person or entity other than those to whom a duly executed Award Indenture is delivered by an authorized Officer of the Corporation.

V.       Entire Plan.

         A. This Plan and the agreements, instruments, schedules and other writings referred to in this Plan contain the entire understanding of the Parties with respect to the subject matter of this Plan.

         B. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

         C. This Plan supersedes all prior agreements and understandings between the Parties with respect to its subject matter.

VI.      Non-guarantee of Employment Relationship.

         Nothing contained in this Plan shall be construed as a contract of employment between the Corporation (or any Parent or Subsidiary), and Participant, as a right of any Participant to be continued in the employment of the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees at any time, with or without cause.

VII.     Cooperation of Parties.

         A. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

         B. In the event that any recipient of a Plan Award fails to comply with the provisions of this subsection VII within three business days after receipt of a written notice of non-compliance specifying the required action, the Award shall become void and all rights thereto shall be deemed to have expired unexercised.

VIII.    License.

         A. This form of plan is the property of the Yankee Companies, Inc., a Florida corporation ("Yankees") and the use hereof by the Parties is authorized hereby solely for the purposes contemplated hereby.

         B. The use of this form of plan or of any derivation thereof without Yankees' prior written permission is prohibited.

         C. This Plan shall not be more strictly interpreted against any person as a result of its authorship.


                                      * * *

         In Witness Whereof, pursuant to a duly adopted resolution of the Corporation's Board of Directors, currently in effect, the undersigned have executed this Indenture, by and on behalf of the Corporation.

                            AmeriNet Group.com, Inc.

Dated:   December 22, 2000
                            By: /s/ Edward C. Dmytryk
                                Edward C. Dmytryk
                                    President
                                {Corporate Seal}

                          Attest:/s/ Vanessa H. Lindsey
                               Vanessa H. Lindsey
                                    Secretary

         Before me, an officer duly authorized to administer oaths by the State of Florida, did personally appear Edward C. Dmytryk and Vanessa H. Lindsey, known to me, who being duly sworn, did certify to me, in my presence, that they executed this Indenture, in the capacities indicated, on the date set forth above, as the act of AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Corporation"), pursuant to authority of a duly promulgated and currently effective resolution of its duly elected and serving Board of Directors, and that by such action, the Corporation has become bound by the terms thereof.

         Witness my hand and seal, this 22nd day of December, 2000. My commission expires:

{Notarial Seal}
                                              ----------------------